Exhibit 5.1

July 2, 2026

The Board of Directors

SmartKem, Inc.

3 Germay Drive, Unit 4 #1029

Wilmington, DE 19804

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for SmartKem, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on July 2, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for purposes of registering for resale under the Securities Act up to 160,260,999 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including shares of Common Stock reserved for issuance pursuant to that certain Securities Purchase Agreement, dated March 30, 2026, (the “Purchase Agreement”) by and among the Company and the investors named therein (the holders of the Shares, the “Selling Stockholders”).

In connection therewith, we have reviewed originals or copies identified to our satisfaction of the following documents (collectively, the “Documents”):

(a)	The Registration Statement and related prospectus;

(b)    The Purchase Agreement;

(c)    Warrants to purchase Common Stock issued by the Company on or about March 30, 2026;

(d)    The Amended and Restated Certificate of Incorporation of the Company, filed on December 20, 2024, with the Office of the Delaware Secretary of State (“DESOS”); the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock of the Company, filed on March 30, 2026, with the DESOS; and the By-Laws of the Company dated January 29, 2019; and

(e)    Resolutions adopted by the Company’s board of directors and stockholders relating to the issuance of the Shares.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A.     We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

The Board of Directors

July 2, 2026

B.     The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinions do not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C.     We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D.     We have assumed without verification the accuracy and completeness of the information contained in (i) the Registration Statement (including but not limited to statements therein as to the number of shares of common stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E.      We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinions herein are as of the date hereof and are based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and, when issued and delivered by the Company in the manner described in the Registration Statement and the related prospectus, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

The Board of Directors

July 2, 2026

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ MEISTER SEELIG & SCHUSTER PLLC